                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                    ----------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

                         Date of Report - March 13, 2001
                        (Date of earliest event reported)


                          CRUSADER HOLDING CORPORATION
             (Exact name of Registrant as specified in its charter)



       Pennsylvania                      23663                     23-2562545
 (State of incorporation)       (Commission file number)         (IRS employer
                                                                 Identification
                                                                     number)




                   1230 Walnut Street, Philadelphia, PA 19107
               (Address of principal executive offices, zip code)


                            Area Code (215) 893-1500
                               (Telephone number)


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Item 5.       Other Information.
              ------------------

On March 13, 2001, Crusader Holding Corporation (the "Company") executed an agreement pursuant to which Royal Bank of Pennsylvania, a wholly-owned subsidiary of Royal Bancshares of Pennsylvania ("Royal Bank") will acquire substantially all of the Company's assets and assume substantially all of its liabilities. The purchase price is payable in cash based on the Company's tangible book value, and will be adjusted through closing for net income and any other changes to the Company's book value. The Company's tangible book value at December 31, 2000 was $37.3 million or $9.67 per share.

The closing of the transaction, which is expected to occur prior to July 31, 2001, is subject to regulatory approval and certain other conditions as set forth in the agreement including approval of the shareholders. The holders of a majority of the shares have entered into agreements to vote their shares in favor of the transaction. The Company anticipates that it will distribute the available proceeds, net of closing costs, as soon as is practicable following the closing of the transaction.

The Company plans to mail a proxy statement to its shareholders containing information about the transaction. Investors and security holders of the Company are advised to read the proxy statement carefully when it becomes available because it will contain important information about the Company, the transaction, the persons soliciting proxies related to the transaction, their interests in the transaction, and related matters. Investors and security holders may obtain free copies of the proxy statement (when available) and other documents filed by the Company at the Securities and Exchange Commission's website at http://www.sec.gov. Free copies of the proxy statement also will be available from the Company by directing such requests to the attention of Crusader Holding Corporation, 1230 Walnut Street, Philadelphia, PA 19107, telephone (215) 893-1500.

Item 7.       Financial Statements and Exhibits.
              ----------------------------------

              (c)     Exhibits

                      (2.1) Purchase and Assumption Agreement, executed on March 13, 2001, among Royal Bank of Pennsylvania, Crusader Holding Corporation, Crusader Savings Bank, F.S.B. and Asset Investment Corporation.

                      (99.1) Press Release, dated March 13, 2001, issued by Royal Bank of Pennsylvania.



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                                   SIGNATURES
                                   ----------



              Pursuant to requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




Dated: March 14, 2001                 Crusader Holding Corporation


                                      By:   /s/ Thomas J. Knox
                                            -----------------------
                                            Thomas J. Knox
                                            Chairman and Chief Executive
                                            Officer (Principal Executive Offer)

                                      By:   /s/ Robert C. Faix
                                            ----------------------
                                            Robert C. Faix
                                            Senior Vice President and Chief
                                            Financial Officer (Principal
                                            Accounting and Financial
                                            Officer)






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                          CRUSADER HOLDING CORPORATION
                           CURRENT REPORT ON FORM 8-K

                                  EXHIBIT INDEX

Exhibit
No.      Exhibit
---      -------


(2.1) Purchase and Assumption Agreement, executed on March 13, 2001, among Royal Bank of Pennsylvania, Crusader Holding Corporation, Crusader Savings Bank, F.S.B. and Asset Investment Corporation.

(99.1)   Press Release, dated March 13, 2001, issued by Royal Bank of
         Pennsylvania.














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